Exhibit 99.1

INFORMATION
Furniture Brands International, Inc.
FOR IMMEDIATE RELEASE	1 North Brentwood Blvd.
St. Louis, Missouri 63105

For Further Information Call
John Hastings
314-863-1100
FURNITURE BRANDS INTERNATIONAL REPORTS
2009 FOURTH QUARTER AND YEAR END FINANCIAL RESULTS
2010 tax refund of $58 million to $60 million expected
St. Louis, Missouri, February 3, 2010 — Furniture Brands International (NYSE: FBN) announced today its financial results for the fourth quarter and year ended December 31, 2009.
Net sales from continuing operations for the 2009 fourth quarter were $285.6 million, compared with $403.4 million in the fourth quarter of 2008, a decline of 29.2%. Results from continuing operations were a loss of $1.35 per diluted share in the 2009 quarter compared to a loss of $7.25 per diluted share for the fourth quarter of 2008.
Net sales from continuing operations for the fiscal year ended December 31, 2009 were $1.2 billion, compared with $1.7 billion for the fiscal year ended December 31, 2008, a decline of 29.8%. Results from continuing operations were a loss of $2.25 per diluted share for fiscal 2009 compared to a loss of $8.53 per diluted share for fiscal 2008. Results for all periods include selected items that are detailed in Exhibit 1 attached to this press release.
The company also announced that it expects to receive a federal tax refund of $58 million to $60 million, subject to tax return filing, during 2010 with the majority of the refund expected to be received during the first half of the year. The refund stems from the Worker, Home Ownership and Business Assistance Act of 2009 that was signed into law on November 6, 2009. The Act includes a provision that allows businesses with federal net operating losses in tax years 2008 or 2009 to carry back losses from one of those years for a period of five years. Prior to this legislation, the carry back was limited to a period of two years. This additional carry back ability resulted in a reduction of income tax valuation allowance and corresponding recognition of income tax benefit in the quarter ended December 31, 2009. The company will retain net operating loss carry forwards that may be applied to future earnings.
“Furniture Brands’ financial results for 2009 show the effect of the recession on consumer spending,” said Ralph P. Scozzafava, Chairman of the Board and Chief Executive Officer. “The company’s results also reflect decisions to right-size the company and reduce our cost basis. These actions are good for our business in the long term and also provided an opportunity for the company to capitalize on the tax refund created by recent federal tax legislation. With our strong cash flow management, Furniture Brands’ balance sheet is solid and the pending tax refund will further improve our financial position. The company’s balance sheet is on track to have cash exceed debt with the receipt of the tax refund later this year,” Mr. Scozzafava said.

“Liquidity and a strong balance sheet are just one component of our long-term business strategy,” Mr. Scozzafava continued. “During the past year, the entire Furniture Brands organization has made great strides in positioning the company for future success. These accomplishments include:
•	Increasing adjusted gross margin* by 110 basis points to 23.1%, the highest level since 2004 on an adjusted basis,

•	Reducing adjusted SG&A expenses* by $90 million to $328 million, the lowest level since 1996 on an adjusted basis,

•	Lowering net debt* by $72.3 million to $11.1 million, the lowest level in Furniture Brands’ history,

•	Improving new product development through proprietary consumer testing, and

•	Implementing shared services and administrative best practices on a company-wide basis
“All of these actions required difficult decisions and challenging implementation. While these changes will provide benefits going forward, there is much more left to accomplish. Right now, our global supply chain operates under a single leadership team working diligently on increasing our quality while streamlining our costs. We are also implementing a common technology platform to reduce costs and allow faster and more informed decision-making. These structural changes will help Furniture Brands be a better performer going forward,” Mr. Scozzafava said.
“With regard to top-line sales, our order trends appear to be stabilizing and the company’s upholstery business is tracking with industry patterns, especially in the medium price points. Sales in our higher end brands continue to reflect a cautious attitude on the part of the luxury consumer. Furniture Brands is working hard to drive consumer demand with the development of exciting, new consumer-tested products, enhanced brand marketing to consumers, and innovative programs for our dealers. We have the best portfolio of brands in the industry, and we believe that people want to buy quality products from brands they know and trust,” Mr. Scozzafava said.
Gross margin for the 2009 fourth quarter was 7.1% compared to 8.9% in the same quarter of 2008. Gross margin for the 2009 quarter reflects the company’s focused efforts to accelerate the sale of slow-moving, discontinued and obsolete inventory through non-traditional channels. These efforts resulted in sales at reduced prices in the fourth quarter as well as reserve charges on similar inventory on hand at the end of 2009. These efforts generated a $33 million inventory charge during the fourth quarter of 2009.
Financial results for all periods include selected items. Excluding the selected items, adjusted gross margin for the fourth quarter of 2009 was 21.7% compared to 17.8% in the fourth quarter of 2008. For the full year, 2009 adjusted gross margin was 23.1% compared to 22.0% for 2008.
Selling, general, and administrative costs for the 2009 fourth quarter totaled $115.2 million compared to $161.3 million in the fourth quarter of 2008. Excluding selected items, adjusted SG&A costs totaled $85.5 million and $111.9 million for the fourth quarters of 2009 and 2008, respectively, for a decrease of $26.4 million.
At December 31, 2009, the company reported net debt of $11.1 million compared to net debt of $83.4 million at December 31, 2008. During the 2009 fourth quarter and fiscal year, the company generated $12.7 million and $35.6 million, respectively, in cash flow, exclusive of changes in debt balances and the impact of tax refunds.
Upcoming Investor Event
A conference call will be held to discuss third quarter results at 7:30 a.m. (Central Time) on February 4, 2010. The call can be accessed in Upcoming Investor Events on the company’s website at furniturebrands.com under “Investor Info’’. Access to the call and the release will be archived for one year.
About Furniture Brands
Furniture Brands International (NYSE: FBN) is a global operating company that is one of the nation’s leading designers, manufacturers, and retailers of home furnishings. It markets through a wide range of retail channels, from mass merchant stores to single-brand and independent dealers to specialized interior designers. Furniture Brands serves its customers through some of the best known and most respected brands in the furniture industry, including Broyhill, Lane, Thomasville, Drexel Heritage, Henredon, Pearson, Hickory Chair, Laneventure, and Maitland-Smith.
* Non-U.S. GAAP Financial Measures
We use certain non-U.S. GAAP financial measures to supplement our U.S. GAAP disclosures. The company believes that these measures are helpful to investors in assessing the ongoing performance of its underlying businesses before the impact of selected items. We do not, and do not suggest investors should, consider such non-U.S. GAAP financial measures in isolation from, or as a substitute for, U.S. GAAP financial information. These non-U.S. GAAP financial measures may not be consistent with presentations made by other companies. A reconciliation of each non-U.S. GAAP measure to the most closely applicable U.S. GAAP financial measure appears at the end of this press release.
Adjusted gross margin and adjusted SG&A exclude certain costs that we believe may be significantly reduced or eliminated in the future due to specific actions taken by management. Management uses these measures to manage and evaluate our business operations and financial performance, because these costs are not characteristic of typical industry conditions and management expects that these costs may not have the same financial impact on our future financial results.
Management measures net debt and changes in net debt to assess the degree of debt held by the Company and to monitor our ability to manage our debt position. We present net debt as total long-term debt, less cash and cash equivalents. While we believe this non-U.S. GAAP information is useful, our calculation of net debt excludes other assets and liabilities which we consider, and suggest investors consider, in assessing our financial condition and liquidity position.
Cautionary Statement Regarding Forward-Looking Statements
Matters discussed in this document and in our public disclosures, whether written or oral, relating to future events or our future performance, including any discussion, express or implied, of our anticipated growth, operating results, future earnings per share, or plans and objectives, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “will,’’ “believe,’’ “positioned,’’ “estimate,’’ “project,’’ “target,” “continue,’’ “intend,’’ “expect,’’ “future,’’ “anticipates,’’ and similar expressions that are not statements of historical fact. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors’’ in our Annual Report on Form 10-K for the year ended December 31, 2008, and in our other public filings with the Securities and Exchange Commission. Such factors include, but are not limited to: risks associated with the execution of our strategic plan; changes in economic conditions; loss of market share due to competition; failure to forecast demand or anticipate or respond to changes in consumer tastes and fashion trends; failure to achieve projected mix of product sales; business failures of large customers; distribution realignments; manufacturing realignments and cost savings programs; increased reliance on offshore (import) sourcing of various products; fluctuations in the cost, availability and quality of raw materials; product liability uncertainty; environmental regulations; future acquisitions; impairment of intangible assets; anti-takeover provisions which could result in a decreased valuation of our common stock; loss of funding sources; and our ability to open and operate new retail stores successfully. It is routine for internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that all forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this report or other periodic reports are made only as of the date made and may change. While we may elect to update forward-looking statements at some point in the future, we do not undertake any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.

FURNITURE BRANDS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008
Net sales	$285,574	$403,353	$1,224,370	$1,743,176
Cost of sales	265,285	367,309	994,370	1,428,641

Gross profit	20,289	36,044	230,000	314,535
Selling, general & administrative expenses	115,235	161,288	363,636	524,457
Impairment of intangible assets	39,050	201,951	39,050	201,951

Operating loss	(133,996)	(327,195)	(172,686)	(411,873)
Interest expense	1,006	2,625	5,342	12,510
Other income, net	52	722	1,549	5,425

Loss from continuing operations before income tax expense (benefit)	(134,950)	(329,098)	(176,479)	(418,958)
Income tax expense (benefit)	(69,969)	24,734	(67,793)	(3,157)

Net loss from continuing operations	(64,981)	(353,832)	(108,686)	(415,801)
Net earnings from discontinued operations	—	—	—	29,920

Net loss	$(64,981)	$(353,832)	$(108,686)	$(385,881)

Earnings (loss) per common share — Basic and Diluted:
Loss from continuing operations	$(1.35)	$(7.25)	$(2.25)	$(8.53)
Earnings from discontinued operations	$—	$—	$—	$0.61
Net loss	$(1.35)	$(7.25)	$(2.25)	$(7.92)

Weighted average common shares outstanding	48,287	48,794	48,302	48,739

FURNITURE BRANDS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,	December 31,
	2009	2008
ASSETS

Current assets:
Cash and cash equivalents	$83,872	$106,580
Receivables, less allowances of $26,225 ($34,372 at December 31, 2008)	125,513	178,590
Income tax refund receivable	58,976	38,090
Inventories	226,078	350,026
Prepaid expenses and other current assets	9,274	12,592

Total current assets	503,713	685,878

Property, plant and equipment, net	134,352	150,864
Trade names	87,608	127,300
Other assets	32,432	35,476

	$758,105	$999,518

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current maturities of long-term debt	$17,000	$30,000
Accounts payable	83,813	85,206
Accrued expenses and other current liabilities	75,948	112,296

Total current liabilities	176,761	227,502

Long-term debt	78,000	160,000
Deferred income taxes	25,737	27,917
Pension liability	135,557	137,199
Other long-term liabilities	79,259	80,406

Shareholders’ equity	262,791	366,494

	$758,105	$999,518

FURNITURE BRANDS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands)
(unaudited)

	Twelve Months Ended
	December 31,	December 31,
	2009	2008
Cash flows from operating activities:
Net loss	$(108,686)	$(385,881)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	20,738	25,307
Compensation expense (credit) related to stock option grants and restricted stock awards	(524)	4,310
Provision (benefit) for deferred income taxes	(8,034)	41,799
Gain on sale of discontinued operations	—	(48,109)
Impairment of intangible assets	39,050	201,951
Other, net	3,545	16,360
Changes in operating assets and liabilities:
Accounts receivable	50,764	110,073
Income tax refund receivable	(20,886)	(31,041)
Inventories	126,944	66,548
Prepaid expenses and other assets	5,164	4,741
Accounts payable and other accrued expenses	(32,769)	24,295
Other long-term liabilities	2,293	11,029

Net cash provided by operating activities	77,599	41,382

Cash flows from investing activities:
Acquisition of stores, net of cash acquired	—	(14,659)
Proceeds from the sale of business, net of cash sold	—	73,359
Proceeds from the disposal of assets	4,480	3,363
Additions to property, plant and equipment	(9,777)	(18,977)

Net cash provided (used) by investing activities	(5,297)	43,086

Cash flows from financing activities:
Payments of long-term debt	(95,000)	(110,800)
Restricted cash used for the payment of long-term debt	—	20,000
Payments of cash dividends	—	(5,844)
Other	(10)	(8)

Net cash used by financing activities	(95,010)	(96,652)

Net decrease in cash and cash equivalents	(22,708)	(12,184)
Cash and cash equivalents at beginning of period	106,580	118,764

Cash and cash equivalents at end of period	$83,872	$106,580

Supplemental disclosure:
Cash payments (refunds) for income taxes, net	$(36,731)	$2,039

Cash payments for interest expense	$5,234	$13,372

FURNITURE BRANDS INTERNATIONAL, INC.
RECONCILIATION OF NON-U.S. GAAP ITEMS
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008
Net sales	$285,574	$403,353	$1,224,370	$1,743,176

Cost of sales (GAAP basis)	265,285	367,309	994,370	1,428,641
Less selected items included in cost of sales:
Plant closure costs	1,885	1,875	1,885	2,997
Inventory charges	32,981	24,200	32,981	39,800
Severance charges	2,798	2,351	6,330	4,138
Factory downtime costs	4,124	7,480	11,286	21,435

	41,788	35,906	52,482	68,370

Adjusted cost of sales (non-GAAP)	223,497	331,403	941,888	1,360,271

Adjusted gross profit (non-GAAP)	62,077	71,950	282,482	382,905

Adjusted gross margin (non-GAAP)	21.7%	17.8%	23.1%	22.0%

Selling, general & administrative expenses (GAAP basis)	115,235	161,288	363,636	524,457
Less selected items included in selling, general and administrative expenses:
Idle plant impairment charges	1,065	14,640	1,310	13,647
Closed store expense	10,725	16,572	16,008	39,921
Severance and other restructuring charges	5,219	7,660	5,929	9,315
Accounts receivable charges	3,608	10,500	3,608	35,241
International trade compliance matters	9,134	—	9,134	—
Shared services and proxy advisory fees	—	—	—	8,561

	29,751	49,372	35,989	106,685

Adjusted selling, general and administrative expenses (non-GAAP)	85,484	111,916	327,647	417,772

Adjusted operating loss	$(23,407)	$(39,966)	$(45,165)	$(34,867)

Other Selected items:

Impairment of intangible assets	$39,050	$201,951	$39,050	$201,951

Valuation allowance — tax assets (included in income tax expense (benefit))	$(15,821)	$115,026	$(436)	$118,026

	December 31,	December 31,
	2009	2008
Cash and cash equivalents	$83,872	$106,580
Debt	95,000	190,000

Net debt	$11,128	$83,420